UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): December 6, 2011

EXTERRAN HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-33666	74-3204509
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

16666 Northchase Drive, Houston, Texas		77060
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (281) 836-7000

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Officer Appointments and Departures

On December 6, 2011, the board of directors (the “Board”) of Exterran Holdings, Inc. (“we”), appointed Mark R. Sotir, 48, as our Executive Vice Chairman, effective December 12, 2011. Mr. Sotir joined the Board as a director in November 2011. He has been a Managing Director of Equity Group Investments, L.L.C. (“EGI”), a private investment firm, since November 2006 and serves as a member of the board of directors of certain private affiliates of EGI. EGI and its affiliates have reported beneficial ownership of approximately 9.9% of our outstanding common stock. Mr. Sotir disclaims beneficial ownership of the shares held by EGI. Mr. Sotir holds an M.B.A. from Harvard Business School and a B.A. in economics from Amherst College.

On December 6, 2011, the Board appointed D. Bradley Childers, 47, as our President and Chief Executive Officer, effective December 12, 2011. Mr. Childers has served as our interim Chief Executive Officer since November 2011. Prior to that, Mr. Childers served as our Senior Vice President and as President, North America of Exterran Energy Solutions, L.P. since March 2008. He has also served as a director of Exterran GP LLC, the managing general partner of Exterran Partners, L.P., since May 2008. He served as Senior Vice President of Exterran GP LLC, from June 2006 to November 2011, and as interim Chief Executive Officer and interim Chairman of the Board of Exterran GP LLC from November 2011 to December 2011, when he was appointed as President and Chief Executive Officer and Chairman of the Board of Exterran GP LLC. From August 2007 through March 2008, Mr. Childers served as Senior Vice President, Corporate Development, of Exterran Holdings. Prior to the merger of Hanover Compressor Company and Universal Compression Holdings, Inc. (“Universal”) in August 2007, Mr. Childers was Senior Vice President of Universal and President of the International Division of Universal Compression, Inc. (Universal’s wholly owned subsidiary), positions he held from July 2006. He served as Senior Vice President, Business Development, General Counsel and Secretary of Universal beginning in April 2005 and as Senior Vice President, General Counsel and Secretary of Universal beginning in September 2002. Prior to joining Universal, he held various positions with Occidental Petroleum Corporation (an international oil and gas exploration and production company) and its subsidiaries from 1994 to 2002, including Vice President, Business Development at Occidental Oil and Gas Corporation and corporate counsel. Mr. Childers also serves as an officer and director of certain other Exterran majority-owned subsidiaries. Mr. Childers holds a B.A. from Claremont McKenna College and a J.D. from the University of Southern California.

On December 6, 2011, the Board appointed William M. Austin, 65, as our Executive Vice President and Chief Financial Officer, effective December 12, 2011. Mr. Austin has served as President and consultant with Austin Lee Ventures LTD (an investment company) since April 2010. From June 2009 to April 2010, he served as Senior Vice President and CFO of Valerus Compression Services, L.P. (a natural gas services company). He served as Senior Vice President and CFO of Key Energy Services (a publicly traded oilfield services firm) from January 2005 to February 2009. Prior to Key Energy Services, he worked in various senior operating and financial management positions across numerous industries including energy, banking, software and aerospace. Mr. Austin also serves on the board and as chairman of the audit committee of IROC Energy Services Corp (a TSX-listed oilfield services company operating in Canada), and as a director of Express Energy LLC (an oilfield services company). Mr. Austin holds a B.S.E.E. from Brown University, an M.S. in Computer Science from Stevens Institute of Technology and an M.B.A. from Columbia University.

Effective December 12, 2011, J. Michael Anderson ceased serving as our Senior Vice President, Chief Financial Officer and Chief of Staff. He will continue to serve as Senior Vice President and Chief Financial Officer and as a director of Exterran GP LLC.

Compensation Arrangements

On December 6, 2011, the Board’s compensation committee determined that Mr. Sotir will receive annual compensation for his service as our Executive Vice Chairman in the amount of $200,000. In addition, Mr. Sotir, who is an officer but not an employee, will receive compensation for his services as a director consistent with that provided to our other non-employee directors, as previously disclosed in our annual proxy statement, and will be eligible to participate in our Directors’ Stock and Deferral Plan. The terms of our Directors’ Stock and Deferral Plan are incorporated herein by reference to Exhibit 10.16 of our Current Report on Form 8-K filed on August 23, 2007. Other than as disclosed herein, we do not have any agreement with Mr. Sotir, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Sotir and any other person pursuant to which he was appointed as Executive Vice Chairman. There are no family relationships between Mr. Sotir and any executive officer or director of Exterran Holdings.

On December 6, 2011, the Board’s compensation committee approved the terms of an offer letter to Mr. Childers setting his annual base salary at $500,000 and establishing his target 2012 bonus opportunity at 100% of his annual base salary. In addition, on December 12, 2011, the Board’s compensation committee granted Mr. Childers the equity award described in the following paragraph. It is not expected that he will receive an equity grant in 2012 for his service as President and Chief Executive Officer. Mr. Childers is also party to a change of control agreement with us, as described below, and a severance benefit agreement with us, the terms of which are incorporated herein by reference to our Current Report on Form 8-K filed on August 16, 2011 and Exhibit 10.1 thereto. Other than as disclosed herein, we do not have any other agreement with Mr. Childers, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Childers and any other person pursuant to which he was appointed as President and Chief Executive Officer. There are no family relationships between Mr. Childers and any executive officer or director of Exterran Holdings.

In recognition of Mr. Childers’ assumption of the role of President and Chief Executive Officer, on December 12, 2011, the Board’s compensation committee granted him restricted stock valued at $900,000 and non-qualified stock options valued at $900,000 under our Amended and Restated 2007 Stock Incentive Plan, and Exterran GP LLC’s compensation committee granted him phantom units valued at $200,000 under the Exterran Partners, L.P. Long-Term Incentive Plan. All awards vest in equal installments over three years. Also on December 12, 2011, the Board’s compensation committee granted Mr. Childers a cash award in the amount of $100,000 in recognition for his service to us as interim Chief Executive Officer.

On December 6, 2011, the Board’s compensation committee approved the terms of an offer letter to Mr. Austin setting his annual base salary at $300,000 and establishing his target 2012 bonus opportunity at 70% of his annual base salary. On December 12, 2011, the Board’s compensation committee granted Mr. Austin an employment inducement equity award as described in the following paragraph. It is not expected that Mr. Austin will receive an equity grant in 2012 or 2013 for his services as our Executive Vice President and Chief Financial Officer. Mr. Austin is also party to a change of control agreement and a severance benefit agreement with us, each of which is described below. Other than as disclosed herein, we do not have any other agreement with Mr. Austin, either written or oral, that guarantees salaries, salary increases, bonuses or benefits. There are no other arrangements or understandings between Mr. Austin and any other person pursuant to which he was appointed as Chief Financial Officer. There are no family relationships between Mr. Austin and any executive officer or director of Exterran Holdings.

As a material inducement to Mr. Austin’s entering employment with us, on December 12, 2011, the Board’s compensation committee granted him restricted stock valued at $1,341,000 and non-qualified stock options valued at $1,341,000 under our 2011 Employment Inducement Long-Term Equity Plan (the “Inducement Plan”), and Exterran GP LLC’s compensation committee granted him phantom units valued at $298,000 under the Exterran Partners, L.P. Long-Term Incentive Plan. All awards vest in equal installments over three years. The Board’s compensation committee adopted the forms of restricted stock award notice and non-qualified stock option award notice under the Inducement Plan on December 6, 2011. The terms of the Inducement Plan are incorporated herein by reference to our Current Report on Form 8-K filed on November 4, 2011 and Exhibit 4.1 to our Registration Statement on Form S-8 filed on November 4, 2011.

Change of Control Agreements

Effective December 12, 2011, we entered into change of control agreements with each of Messrs. Childers and Austin. Under the change of control agreements, we have an obligation to make payments to the executive upon a termination event following a change of control. A termination event under the agreement includes, among other things, termination of the executive’s employment by us other than for Cause (as that term is defined in the agreement) or a termination by the executive for Good Reason (as that term is defined in the agreement).

Under the change of control agreements, if a termination event occurs within 18 months following a change of control, we have an obligation to pay to the executive an amount equal to (i)(A) his earned but unpaid Base Salary (as that term is defined in the agreement) through the Date of Termination (as that term is defined in the agreement) plus (B) his prorated Target Bonus (as that term is defined in the agreement) for the current year plus (C) any earned but unpaid Actual Bonus (as that term is defined in the agreement) for the prior year plus (ii) any portion of his vacation pay accrued, but not used, for the Termination Year (as that term is defined in the agreement) as of the Date of Termination plus (iii) two times (three times in the case of Mr. Childers) the sum of his Base Salary and Target Bonus amount for the Termination Year plus (iv) two times (three times in the case of Mr. Childers) the total of the employer matching contributions that would have been credited to his account under our 401(k) Plan and any other deferred compensation plan had he made the required amount of elective deferrals or contributions under the 401(k) Plan and any other deferred compensation plan during the 12-month period immediately preceding the month of his Date of Termination plus (v) amounts, if any, previously deferred by the executive or earned but not paid, if any, under of our incentive and non-qualified deferred compensation plans or programs as of the Date of Termination. The agreements also provide for continuing medical coverage and full acceleration of any outstanding stock options, stock-based awards and cash-based incentive awards upon a termination event within 18 months of a change of control. Payments under the agreement are contingent on the executive entering into a waiver and release of all claims and being subject to customary non-compete and non-solicitation covenants. Neither Mr. Childers nor Mr. Austin is entitled to receive a gross-up payment in respect of any federal excise tax levied upon any payment or distribution made to him under this agreement.

Severance Benefit Agreements

Effective December 12, 2011, we entered into a severance benefit agreement with Mr. Austin which provides, among other things, that upon termination of his employment by us without Cause (as defined in the agreement) or by him with Good Reason (as defined in the agreement) (i) at any time prior to December 12, 2013, Mr. Austin will be entitled to, among other things, (a) a payment equal to the sum of his annual base salary then in effect and the amount of his target annual incentive bonus opportunity for the year in which the termination occurs, (b) the vesting as of the separation date of his outstanding unvested equity awards that were scheduled to vest within 12 months following the separation date, and (c) continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the separation date, and (ii) at any time from December 12, 2013 through December 11, 2014, Mr. Austin will be entitled to (a) the vesting as of the separation date of his outstanding unvested equity awards that were scheduled to vest within 12 months following the separation date and (b) continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the separation date. Mr. Austin’s entitlement to the payments and benefits set forth in the agreement are subject to his execution of a waiver and release for our benefit.

In August 2011, we entered into a severance benefit agreement with Mr. Anderson (the “Original Agreement”) providing, among other things, that upon termination of his employment by us without Cause (as defined in the agreement) or by him with Good Reason (as defined in the agreement) at any time prior to August 15, 2013, Mr. Anderson would be entitled to, among other things, (a) a payment equal to the sum of his annual base salary then in effect and the amount of his target annual incentive bonus opportunity for the year in which the termination occurs, (b) a payment equal to the product of his target annual incentive bonus opportunity for the year in which the termination occurs, prorated to the separation date, multiplied by the greater of 50% or the actual performance percentage achieved as of the separation date under our annual short term incentive plan then in effect, (c) the vesting as of the separation date of his outstanding unvested restricted stock, restricted stock units and 2010 performance shares granted under the Exterran Holdings, Inc. Amended and Restated 2007 Stock Incentive Plan that were scheduled to vest within 12 months following the separation date (provided that the he will receive a cash payment equal to one-half the value of his 2010 performance shares that are scheduled to vest in March 2013 if the separation date occurs on or prior to March 4, 2012), (d) the vesting as of the separation date of his outstanding phantom units granted under the Exterran Partners, L.P. Long-Term Incentive Plan that were scheduled to vest within 12 months following the separation date and (e) continued coverage under our medical benefit plans for him and his eligible dependents for up to one year following the separation date. The terms of the Original Agreement are incorporated herein by reference to our Current Report on Form 8-K filed on August 16, 2011 and Exhibit 10.1 thereto.

Upon Mr. Anderson’s cessation of service as our Senior Vice President, Chief Financial Officer and Chief of Staff, Good Reason was established under the Original Agreement. On December 6, 2011, the Board’s compensation committee approved an amendment to the Original Agreement providing, among other things, that (i) that Mr. Anderson may provide us with notice of termination for Good Reason under the Original Agreement at any time from the date of the amendment through August 15, 2013, and (ii) upon termination of his employment by us without Cause or by him with Good Reason, at any time through August 15, 2013, the cash payment (one times annual base salary, one times target annual incentive bonus and prorated target annual incentive bonus) to which Mr. Anderson will be entitled will be calculated based on his annual base salary in effect on December 12, 2011 and the amount of his target annual incentive bonus opportunity for 2011.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description

99.1	Press Release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated December 8, 2011

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EXTERRAN HOLDINGS, INC.

December 12, 2011	By:	/s/ Donald C. Wayne
Donald C. Wayne
Senior Vice President, General Counsel and Secretary

Exhibit Index

99.1	Press Release of Exterran Holdings, Inc. and Exterran Partners, L.P. dated December 8, 2011